Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement filed under Rule 462(b) of our report dated March 11, 2010 relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Ameris Bancorp for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

April 13, 2010